Exhibit 99.1

OptimizeRx Establishes Direct Partnership and Integration with NextGen Healthcare

More Than 55,000 Prescribers on the NextGen® Enterprise Network Will Have Immediate Access to OptimizeRx’s Point-of-Care Platform That Links the Pharma-Physician-Patient-Payor Continuum

ROCHESTER, Mich. – July 23, 2019 – OptimizeRx Corp. (Nasdaq: OPRX), a leading platform for digital health messaging in the pharmaceutical industry, announced a new partnership and integration with NextGen Healthcare, Inc. (Nasdaq: NXGN). Providers using NextGen® Enterprise—a full suite of comprehensive technology solutions including electronic health record (EHR), practice management (PM) and revenue cycle management (RCM) solutions—will have immediate access to OptimizeRx’s real-time cloud-based platform.

“Teaming up with OptimizeRx allows us to provide our clinicians real-time access to valuable pharmaceutical data and insights that promote affordability and enhance quality care. As a result, patients can better access and afford medications vital to their overall well-being,” said John S. Beck, Chief Solutions Officer and Executive Vice President, NextGen Healthcare.

The OptimizeRx platform will integrate directly into NextGen Enterprise’s EHR workflow, enabling the extensive 55,000+ prescriber network real-time access to critical information from key pharma manufacturers. Providers have access to patient savings opportunities for many prescribed medications—a particularly pertinent need of patients as a recent report by TransUnion Healthcare indicated a 12 percent increase in out-of-pocket healthcare costs in 2018. Additionally, direct EHR integration means providers can, at the point of care, deliver patient support and brand enrollment beyond the e-coupon to support adherence and care.

“Given the financial landscape in today’s healthcare environment, it’s more critical than ever that we work together to bridge the communications gap between key stakeholders in the care journey: providers, patients and the pharma industry,” said Will Febbo, CEO at OptimizeRx. “Our partnership with NextGen Healthcare, the leading provider of ambulatory-focused technology solutions, will allow us to empower providers with critical patient savings opportunities from the pharma industry—thus empowering the patient with lowered costs and improved adherence rates. This marks a significant step in the direction towards improving quality care.”

For more information on OptimizeRx, its platform or its partners, visit www.optimizerx.com.

About OptimizeRx

OptimizeRx® (Nasdaq: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow.

The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

About NextGen Healthcare, Inc.

NextGen Healthcare provides a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare.

Visit www.nextgen.com for additional information. Follow NextGen Healthcare on Facebook, Twitter, LinkedIn and Instagram.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

NextGen Healthcare Media Relations Contact

Priya Dua

Tel (949) 237-5254

pdua@nextgen.com